Exhibit 1.1

American Midstream Partners, LP

Up to $100,000,000
Common Units Representing Limited Partner Interests

ATM EQUITY OFFERINGSM SALES AGREEMENT

October 13, 2015

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, NE

Atlanta, Georgia 30326

Ladies and Gentlemen:

American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) or SunTrust Robinson Humphrey, Inc. (“SunTrust”), as sales agent and/or principal (each, an “Agent”, and collectively, the “Agents”), common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales price not to exceed $100,000,000 (the “Units”), on the terms set forth in this ATM Equity OfferingSM Sales Agreement.  The Partnership agrees that whenever it determines to sell the Units directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof.  References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this ATM Equity Offering SM Sales Agreement and any applicable Terms Agreement.

Each of the Partnership, American Midstream GP, LLC, a Delaware limited liability company and sole general partner of the Partnership (the “General Partner”), and American Midstream, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (the “Operating Company”), is sometimes referred to herein as a “Partnership Party,” and they are sometimes collectively referred to herein as the “Partnership Parties.”  The entities identified on Schedules I-A through I-G and Schedule III hereto are collectively referred to as the “Operating Subsidiaries.”  Each of the Partnership Parties and each of the Operating Subsidiaries is sometimes referred to herein as a “Partnership Entity,” and they are sometimes collectively referred to herein as the “Partnership Entities.”

The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement pursuant to the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-201436), covering the public offering and sale of certain securities of the Partnership, including the Units, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which registration statement was declared effective on January 26, 2015.  The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of the Registration Statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  The base prospectus filed as part of such registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus.”  Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus supplement relating to the Units in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).  Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement.”  The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Units, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Units, the time of the first contract of sale for such Units, or such other time as agreed by the Partnership and the applicable Agent.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Units that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Units, the applicable Agent pursuant to Section 3(l) hereof that is furnished to the Agents or such Agent, as the case may be, for general distribution to investors, as evidenced by communications between the Partnership and the Agents or such Agent, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Units; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Units.

The “Organizational Documents” shall mean (i) the certificates of formation, articles of incorporation or organization of each of the Partnership Entities other than the Partnership and American Midstream Offshore (Seacrest), LP, a Texas limited partnership and wholly owned subsidiary of the Operating Company (“Seacrest”), (ii) the certificate of limited partnership of the Partnership and Seacrest, (iii) the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated April 15, 2013 (as the same may be amended and restated, the “General Partner Agreement”), (iv) the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated August 9, 2013 (as the same may be amended and restated, the “Partnership Agreement”), (v) the Second Amended and Restated Limited Liability Company Agreement of the Operating Company, dated September 19, 2011 (as the same may be amended and restated, the “Operating Company Operating Agreement”), and (vi) the limited liability company agreements, bylaws or limited partnership agreements, as the case may be, of the Partnership Entities.

Section 1.  Representations and Warranties.  Each of the Partnership Parties, jointly and severally, represents and warrants to the Agents at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Partnership Periodic Report Date (as defined in Section 3(n) hereof), each Partnership Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof), unless a representation or warranty is limited to a specific date or dates, in which case such representation or warranty will be deemed to speak solely of such date or dates (collectively, a “Representation Date”), and agrees with the Agents, as follows:

(i)                                     Compliance of the Registration Statement, the Prospectus and Incorporated Documents.  The Partnership meets the requirements for use of Form S-3 under the 1933 Act and has prepared and filed with the Commission the Registration Statement on Form S-3 (File No. 333-201436), in respect of the Units, not earlier than three years prior to the date hereof, in conformity with the requirements of the 1933 Act and the 1933 Act Regulations.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Partnership’s knowledge, contemplated.  The Partnership has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical in content to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)                                  Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding anything to the contrary in this Section, the Partnership Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Agent furnished to the Partnership Parties in writing by such Agent, expressly for use in the Registration Statement, the preliminary prospectus and the Prospectus and any amendment or supplement thereto. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii)                               Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified.  The foregoing does not apply to statements or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the information relating to any Agent furnished to the Company in writing by such Agent. Any offer that is a written communication relating to the Units made prior to the initial filing of the Registration Statement by the Partnership or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)                              Ineligible Issuer Status.  For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership is an “ineligible issuer” (as defined in Rule 405 of the 1933 Act) as of the applicable eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act.

(v)                                 Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(vi)                              Financial Statements; Non-GAAP Financial Measures.  The financial statements of the Partnership included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Partnership and its consolidated subsidiaries at the dates indicated and the statement of operations, changes in partners’ capital and noncontrolling interest and cash flows of the Partnership and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 of Regulation S-X or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.

Any pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and, subject to such rules and guidelines, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Except as included in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)                           No Material Adverse Change.  Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities considered as one enterprise, and (C) except for regular distributions on its Common Units that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class or series of its partnership interests.

(viii)                        Good Standing of the Partnership.  The Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement.  The Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a material adverse effect in (A) the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (B) the ability of the Partnership Parties to enter into and perform any of their obligations under, or to consummate any of the transactions contemplated in, this Agreement (collectively, a “Material Adverse Effect”).

(ix)                              Good Standing of the General Partner and Subsidiaries.  Each of the General Partner, the Operating Company and the Operating Subsidiaries has been duly formed and is validly existing as a limited partnership, corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is organized with full limited partnership, corporate or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, and in the case of the General Partner, act as the General Partner of the Partnership, in each case in all material respects as described in the Registration Statement, General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign limited partnership, corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(x)                                 Significant Subsidiaries.  The subsidiaries listed on Schedule II attached hereto are the only “significant subsidiaries” of the Partnership as defined by Rule 1-02 of Regulation S-X

(xi)                              Listing of Common Units. The Common Units have been registered pursuant to Section 12(b) of the 1934 Act. The Units have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”), and the Partnership has taken no action designed to terminate the registration of the Common Units under the 1934 Act or the listing of the Common Units (including the Units) on the NYSE, nor has the Partnership received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xii)                           Ownership of the General Partner.  High Point Infrastructure Partners, LLC, a Delaware limited liability company (“HPIP”) and AIM Midstream Holdings, LLC, a Delaware limited liability company (“AIM Midstream Holdings”) are the only members of the General Partner. HPIP owns 95% of the membership interests in the General Partner and AIM Midstream Holdings owns 5% of the membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and HPIP owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii)                        Ownership of the General Partner Interest and Incentive Distribution Rights.  The General Partner is the sole general partner of the Partnership and owns, as of the date hereof, a 1.305% general partner interest in the Partnership (the “GP Interest”), 100% of the incentive distribution rights, as such term is defined in the Partnership Agreement (the “Incentive Distribution Rights”) and 1,325,225 Series B units representing limited partner interests in the Partnership (the “Series B Units”); the GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); the Series B Units have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns such GP Interest, Incentive Distribution Rights and Series B Units free and clear of all Liens, except for restrictions on transferability as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv)                       Capitalization.  As of the date hereof, the issued and outstanding partnership interests of the Partnership consist of 30,420,494 Common Units, 6,251,851 Series A-1 preferred convertible units representing limited partner interests in the Partnership (the “Series A-1 Units”), 2,678,485 Series A-2 preferred convertible units representing limited partner interests in the Partnership (the “Series A-2 Units”) and, together with the Series A-1 Units, the “Series A Units”), 1,325,225 Series B Units, the GP Interest, the Incentive Distribution Rights and any Common Units, phantom units or other interests issued pursuant to the Partnership’s Long-Term Incentive Plan (“LTIP”).  All outstanding Common Units, Series A Units, Series B Units, the GP Interest, the Incentive Distribution Rights and the partnership interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(xv)                          Ownership of the Subsidiaries.  As of the date hereof, the Partnership owns, directly or indirectly, 100% of the ownership interests in each of the Operating Subsidiaries (other than the Operating Subsidiaries set forth on Schedule III of this Agreement, for which the Partnership is the record holder, directly or indirectly, of the ownership interests set forth on Schedule III).  Such ownership interests have been duly authorized and validly issued in accordance with the constituent documents of each Operating Subsidiary and are fully paid (to the extent required under those documents) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act or Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, or similar provisions under applicable state law, as the case may be), and the Partnership owns, directly or indirectly, such equity interests free and clear of all Liens, other than (i) restrictions on transferability as set forth in the constituent documents of each Operating Subsidiary and (ii) Liens securing obligations pursuant to the Partnership’s Amended and Restated Credit Agreement, dated as of September 5, 2014, by and among American Midstream Partners, LP, American Midstream, LLC, Blackwater Investments, Inc., Bank of America, N.A., Wells Fargo Bank, National Association, BBVA Compass, Capital One National Association, Citicorp North America, Inc., Comerica Bank, SunTrust Bank, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and the lenders party thereto, as amended by the First Amendment and Incremental Commitment Agreement, dated as of September 18, 2015, by and among American Midstream Partners, LP, American Midstream, LLC, Blackwater Investments, Inc., Bank of America, N.A., as administrative agent, and the lenders party thereto (as may be amended from time to time, the “Credit Agreement”).

(xvi)                       No Other Subsidiaries.  Except as set forth on Schedule III, as of the date hereof, other than the equity interests described in Section 1(xv) above, none of the Partnership or the Operating Subsidiaries owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than the GP Interest and Incentive Distribution Rights, the General Partner does not, directly own any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(xvii)                    Execution and Delivery of this Agreement.  This Agreement has been duly executed and delivered by the Partnership Parties.

(xviii)                 Authorization of the Organizational Documents.  (i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; (ii) the General Partner Agreement has been duly authorized, executed and delivered by each party thereto, and is a valid and legally binding agreement of each party thereto, enforceable against each party thereto in accordance with its terms; (iii) the Operating Company Operating Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and (iv) each Organizational Document of each Subsidiary has been duly authorized, executed and delivered by each of the parties thereto, and is a valid and legally binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms, provided, that with respect to each such agreement described in this Section 1(xviii), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xix)                       Authorization and Description of Units.  The Units have been duly authorized for issuance and sale by the Partnership Parties in accordance with the Partnership Agreement pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).  The Units conform to all statements relating thereto contained in the Registration Statement (as of the date such statements are made), the General Disclosure Package and the Prospectus and such statements (as of the date such statements are made) conform to the rights set forth in the instruments defining the same.  No holder of Units will be subject to personal liability by reason of being such a holder.

(xx)                          Preemptive Rights.  Except as identified in the Registration Statement, the General Disclosure Package, the Prospectus or as set forth in the Partnership Agreement, the General Partner Agreement, the unitholder agreements with LTIP participants or the Bamagas Agreements (as defined below) and except for certain rights of first refusal related to dispositions of the equity interests in Main Pass Oil Gathering Company, a Delaware general partnership in which the Partnership has an indirect 66.66% ownership interest (“MPOG”), contained in MPOG’s Amended and Restated Partnership Agreement dated as of January 12, 1996 (as amended through the date hereof), there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in any of the Partnership Entities, or (ii) outstanding options or warrants to purchase any securities of any of the Partnership Entities.  Except for such rights that have been waived or complied with, none of (i) the filing of the Registration Statement, (ii) the consummation of the transactions contemplated by this Agreement or (iii) the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities.  “Bamagas Agreements” means the (i) Natural Gas Pipeline Construction and Transportation Agreement, dated effective as of June 28, 2000, by and between Bamagas Company and Calpine Energy Services, L.P., as amended, and (ii) Natural Gas Pipeline Construction and Transportation Agreement, dated effective as of June 28, 2000, by and between Bamagas Company and Calpine Energy Services, L.P., as amended.

(xxi)                       Registration Rights.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any units or other securities of any of the Partnership Entities other than as provided in the Registration Statement, the General Disclosure Package, the Prospectus and the Partnership Agreement or as have been waived or satisfied and disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxii)                    Absence of Violations, Defaults and Conflicts.  Neither the issuance and sale of the Units nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or default or Repayment Event (as defined below) under, or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, (i) the Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or bound or to which its or their property is subject (collectively, “Agreements and Instruments”), or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party (each, a “Governmental Entity”), except in the case of clauses (ii) or (iii) or Liens securing obligations under the Credit Agreement, where such breach or violation would not have a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of Units and the use of the proceeds from the sale thereof as described therein under the caption “Use of Proceeds”) and compliance by the Partnership Parties with their obligations hereunder have been duly authorized by all requisite action.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Partnership Entities.

(xxiii)                 Absence of Labor Dispute.  No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the General Partner or the Partnership, is threatened or imminent, and the General Partner and the Partnership are not aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxiv)                Absence of Proceedings.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or its or their property is pending or, to the knowledge of the General Partner or the Partnership, threatened that would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxv)                   Accuracy of Exhibits.  There is no franchise, contract or other document of a character required to be described in the Registration Statement, the General Disclosure Package or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

(xxvi)                Absence of Further Requirements.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units or any other transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement or any other transactions contemplated by this Agreement by the Partnership Parties or consummation of the transactions contemplated hereby, other than (i) registration of the Units under the 1933 Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the 1933 Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Agents, (iii) under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (iv) consents that have been, or prior to the applicable Representation Date will be, obtained, except in the case of clause (iv) where the failure to obtain such consent would not have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated under this Agreement.

(xxvii)             Possession of Licenses and Permits.  The Partnership Entities possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except to the extent that failure to possess any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect, and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxviii)          Title to Property.  Each Partnership Entity has good and marketable title to all real property (excluding easements, rights-of-way, restrictions or covenants of record, if any, and rights of third parties which would be disclosed by a survey) and good and marketable title to all personal property described in the Registration Statement, the General Disclosure Package and the Prospectus, if any, as being owned by each of them, which real and personal property is free and clear of all Liens, except (i) as described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, if any, (ii) that arise under or are expressly permitted by the Credit Agreement, or (iii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the General Disclosure Package and the Prospectus, if any. All the real and personal property described in the Registration Statement, the General Disclosure Package and the Prospectus, if any, as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of the Partnership as described in the Registration Statement, the General Disclosure Package and the Prospectus, if any.  Each of the Partnership Entities owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(xxix)                Rights-of-Way.  Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances that would not reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, if any, each of the Partnership Entities has, or at the Representation Date, following consummation of the transactions contemplated hereby will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that individually or in the aggregate, would not have a Material Adverse Effect; and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, if any, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(xxx)                   Possession of Intellectual Property.  Except for such exceptions that would not have, individually or in the aggregate, a Material Adverse Effect, the Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Partnership Entities’ business as now conducted or as proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted and there is no pending or, to the knowledge of each Partnership Party, threatened action, suit, proceeding or claim by others challenging the Partnership Entities’ rights in or to any such Intellectual Property, and each of the Partnership Parties is unaware of any facts which would form a reasonable basis for any such claim.

(xxxi)                Environmental Laws.  The Partnership Entities are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).  Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

In the ordinary course of its business, the General Partner periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which it identifies and evaluates associated costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the General Partner has concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxii)             ERISA.  Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the Partnership Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; (iii) no Partnership Entity has incurred, nor does any such entity expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which the any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Entities, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Partnership Entity has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(xxxiii)          Accounting Controls and Disclosure Controls.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership Entities maintain effective internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (1) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (2) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership Entities maintain “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the 1934 Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15(e) and 15d-15(e) of the 1934 Act.

(xxxiv)         Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Partnership or any of the directors or officers of the General Partner, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xxxv)            Payment of Taxes.  The Partnership Entities have filed all tax returns that are required to be filed through the date of this Agreement or have requested extensions thereof except (i) in any case in which the failure so to file would not have a Material Adverse Effect or (ii) as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), and has paid all taxes shown to be due, if any, pursuant to such returns and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxxvi)         Insurance.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership Entities carry or are entitled to the benefits of, insurance relating to the business of the Partnership Entities, with reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for. The Partnership Parties have received no notice from such insurers that the Partnership Entities will not be able to (i) renew their existing insurance coverage relating to the business of the Partnership Entities as and when such policies expire or (ii) obtain comparable coverage relating to the business of the Partnership Entities as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not have a Material Adverse Effect.

(xxxvii)      Dividends.  No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxxviii)   Investment Company Act.  Each of the Partnership Entities is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxxix)         Absence of Manipulation.  Neither the Partnership Parties nor any affiliate of the Partnership Parties has taken, nor will the Partnership Parties or any such affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or to result in a violation of Regulation M under the 1934 Act.

(xl)                              Foreign Corrupt Practices Act.  None of the Partnership Entities nor, to the knowledge of the General Partner and the Partnership, any director, officer, agent, employee or affiliate of the Partnership Entities, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities and, to the knowledge of the General Partner and the Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xli)                           Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the General Partner and the Partnership, threatened.

(xlii)                        OFAC.  None of the Partnership Entities nor, to the knowledge of the General Partner and the Partnership, any director, officer, agent, employee or affiliate of the Partnership Entities, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the General Partner and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xliii)                     Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Agents and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of an Agent.

(xliv)                    Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate and, to the extent required, the Partnership Parties have obtained the written consent to the use of such data from such sources.

(xlv)                       No Commissions.  None of the Partnership Entities are a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Partnership Entities or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Units.

Any certificate signed by any officer or other authorized signatory of the Partnership Parties and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Partnership Parties to the Agents as to the matters covered thereby.

Section 2.  Sale and Delivery of Units.

(a)                                 Subject to the terms and conditions set forth herein, the Partnership agrees to issue and sell Units through the Agents acting as sales agents or directly to the Agents acting as principal from time to time.  Sales of the Units, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)                                 The Units are to be sold to the applicable Agent on an agented basis on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Partnership has instructed such Agent to make such sales and (ii) the Partnership has satisfied its covenants and conditions specified in Sections 4 and 5 hereof.  On any Trading Day, the Partnership may sell Units through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Units to be sold on such Trading Day and the minimum price per Unit at which such Units may be sold.  Such instruction shall originate from any of the individuals from the Partnership set forth on Schedule IV (with a copy to each of the other individuals from the Partnership listed on such schedule), as such Schedule IV may be amended from time to time. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Partnership Parties and the performance by the Partnership Parties of their covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Units so designated by the Partnership as sales agent in accordance with such instruction.  On any Trading Day, the Partnership shall give at least one business day’s prior written notice by telecopy or email to the Agents as to any change of the Agent through whom sales of Units as sales agent will be made.  For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Partnership or its subsidiaries or to a trustee or other person acquiring Units for the accounts of such persons in which either Merrill Lynch or SunTrust is acting for the Partnership in a capacity other than as Agent under this Agreement.  The Partnership and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Units and (B) the Agents will not incur any liability or obligation to the Partnership if they fail to sell Units for any reason other than a failure to use their respective commercially reasonable efforts, consistent with their respective normal trading and sales practices and applicable law and regulations, to sell such Units as required by this Agreement.

(c)                                  The Partnership or the Agent through whom the sale of Units are to be made as sales agent on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Units with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold, or with respect to Units that the Partnership has agreed to sell, hereunder prior to the giving of such notice.

(d)                                 The gross sales price of any Units sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Partnership shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Partnership, the market price prevailing at the time of sale for the Units sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices.  The compensation payable to an Agent for sales of Units with respect to which such Agent acts as sales agent shall be up to 2.0% of the gross sales price for such Units as mutually agreed to in writing by such Agent and the Partnership.  The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Partnership for such sales (the “Net Proceeds”).  The applicable Agent shall notify the Partnership as promptly as practicable if any deduction referenced in the preceding sentence will be made.  Notwithstanding the foregoing, in the event the Partnership engages an Agent as sales agent for the sale of Units that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Partnership and such Agent will agree to compensation for such Agent that is customary for such sales.

(e)                                  If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Partnership following the close of trading on the NYSE on each Trading Day on which Units are sold under this Agreement setting forth the number of Units sold on such day, the aggregate gross sales proceeds of the Units, the aggregate Net Proceeds to the Partnership and the aggregate compensation payable by the Partnership to such Agent with respect to such sales.

(f)                                   Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Units offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Units (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Units under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Partnership or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing. In addition, under no circumstances shall any Units with respect to which such Agent acts as sales agent be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Partnership and notified to the Agents in writing.  The Agents shall have no responsibility for maintaining records with respect to Units available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Units duly authorized by the Partnership.

(g)                                  If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Partnership or the Units, the Partnership shall promptly notify the Agents and future offers and sales of Units through the Agents on an agented basis under this ATM Equity Offering SM Sales Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h)                                 Settlement for sales of Units will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Partnership and the applicable Agent (each such day, a “Settlement Date”).  On each Settlement Date for the sale of Units through an Agent as sales agent, such Units shall be delivered by the Partnership to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Units in same day funds delivered to an account designated by the Partnership.  If the Partnership shall default on its obligation to deliver Units through an Agent as sales agent on any Settlement Date, the Partnership shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(i)                                     Notwithstanding any other provision of this Agreement, the Partnership shall not offer or sell, or instruct any Agent to offer or sell, any Units through an Agent as sales agent (and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Units prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Units, (i) until the date on which the Partnership has filed its Quarterly Report on Form 10-Q for the nine months ended September 30, 2015 (the “Commencement Date”), (ii) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information or (iii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Partnership issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j)                                    Notwithstanding clause (iii) of Section 2(i) hereof, if the Partnership wishes to offer or sell Units to any Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Partnership shall first (i) prepare and deliver to such Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k)                                 No Agent shall have any obligation to purchase Units as principal, whether from the Partnership or otherwise, unless the Partnership and such Agent agree as set forth below.  Units purchased from the Partnership by the applicable Agents as principal shall be made in accordance with terms agreed upon between such Agents and the Partnership as evidenced by a Terms Agreement.  The applicable Agent’s commitment to purchase Units from the Partnership as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Partnership Parties, and performance by the Partnership Parties of their covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth.  At the time of each Terms Agreement, the applicable Agent shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof.  In the event of a conflict between the terms of this ATM Equity OfferingSM Sales Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

Section 3.  Covenants.  Each of the Partnership Parties, jointly and severally, agrees with the Agents:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Partnership, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Units shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Units), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Units.  In connection with a Terms Agreement, the Partnership will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Units covered by such Terms Agreement.  The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Partnership will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.  In the event of any issuance of a notice of objection, by the Commission, the Partnership shall take all necessary action to permit offers and sales of Units through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto.  The Partnership shall pay the required Commission filing fees relating to the Units prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases gross offering price or number of Units that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)                                 Continued Compliance with Securities Laws.  The Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Units as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel to the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Partnership will promptly (A) give the Agents or, in the case of a an offer and sale of Units to the Agents as principal, the Agents written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Partnership is no longer eligible to file a shelf registration statement; provided, however, that the Partnership shall not file or use any such amendment or supplement to which the Agents or counsel for the Agents shall reasonably object.

(c)                                  Filing or Use of Amendments and Supplements.  The Partnership will give the Agents or, in the case of an offer and sale of Units to an Agent as principal, such Agent, written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Units), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii)

any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Units covered by a Terms Agreement, will furnish the Agents with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents or counsel for the Agents shall reasonably object.

(d)                                 Delivery of Registration Statements.  The Partnership has furnished or will deliver to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts.  The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical in content to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Delivery of Prospectuses.  The Partnership will furnish to the Agents without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Units, such number of copies of the Prospectus (as amended or supplemented) as the Agents may reasonably request.  The Partnership will also furnish, upon request of the Agents copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Units were made as may be required by the rules and regulations of such exchange or market.  The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical in content to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                                   Reporting Requirements.  The Partnership, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Units, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations.  Additionally, the Partnership shall report the use of the net proceeds from the sale of any Units as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)                                  Blue Sky Qualifications.  The Partnership will use its reasonable best efforts, in cooperation with the Agents to qualify the Units for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Units contemplated by this Agreement; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)                                 Earnings Statement.  The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)                                     Use of Proceeds.  The Partnership will use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)                                    Listing.  The Partnership will use its reasonable best efforts to effect and maintain the listing of the Units on, and satisfy the requirements of, the NYSE.

(k)                                 Notice of Certain Actions.  At any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with an Agent any instructions to sell Units but such instructions have not been fulfilled or cancelled, the Partnership will not, without the prior written consent of such Agent, unless it gives such Agent at least five business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Units issued or options to purchase Common Units granted pursuant to existing employee benefit plans of the Partnership referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) any Common Units issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus.  Upon receipt of any written notice contemplated above, each Agent may suspend its respective activity under this Agreement for such period of time as deemed appropriate by such Agent.

(l)                                     Issuer Free Writing Prospectuses.  The Partnership agrees that, unless it obtains the prior written consent of the Agents, it will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.  The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the Agents as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)                             No Stabilization or Manipulation.  The Partnership agrees that neither it nor any affiliate of the Partnership will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of any Units or to result in a violation of Regulation M under the 1934 Act.

(n)                                 Update of Activity under this Agreement.  The Partnership shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Partnership in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Units were made through the Agents under this Agreement (each date on which any such document or amendment thereto is filed, a “Partnership Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Units sold through the Agents under this Agreement during such fiscal quarterly period and the net proceeds received by the Partnership and the aggregate compensation paid by the Partnership to the Agents with respect to such sales.

(o)                                 Delivery of Future Officers’ Certificates.  Upon commencement of the offering of Units under this Agreement, (A) each time Units are delivered to an Agent as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Units shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Units, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act)) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Partnership Earnings Report Date”) and (iii) Partnership Periodic Report Date, and (C) promptly after each reasonable request by any Agent (each date of any such request by the applicable Agent, a “Request Date”), the Partnership will furnish or cause to be furnished to such Agent an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Partnership Earnings Report Date, such Partnership Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agent, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate.  The requirement to provide a certificate pursuant to clause (B) of the first sentence of this Section 3(o) shall be waived for any Registration Statement Amendment Date, Partnership Earnings Report Date and Partnership Periodic Report Date occurring at a time at which no instruction to the Agents to sell Units pursuant to Section 2(b) has been delivered by the Partnership or is pending. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following any Registration Statement Amendment Date, Partnership Earnings Report Date or Company Periodic Report Date when the Partnership relied on such waiver and did not provide the Agents a certificate pursuant to clause (B) of the first sentence of this Section 3(o), then before the Partnership instructs the Agents to sell Units pursuant to Section 2(b), the Partnership shall provide the Agents such certificate. As used in this Section 3(o), to the extent there shall be a sale of Units on or following any Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p)                                 Delivery of Future Opinions and Letters of Counsel.  Upon commencement of the offering of Units under this Agreement, (A) each time Units are delivered to an Agent as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, the Partnership will furnish or cause to be furnished to the Agents the written opinions and letters of each of counsel to the Partnership (who shall be reasonably acceptable to the Agents) and counsel to the Agents, dated such Settlement Date, such Registration Statement Amendment Date, such Partnership Earnings Report Date, such Partnership Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agent, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents or with a letter substantially to the effect that the Agents may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). The requirement to provide an opinion pursuant to clause (B) of the first sentence of this Section 3(p) shall be waived for any Registration Statement Amendment Date, Partnership Earnings Report Date and Partnership Periodic Report Date occurring at a time at which no instruction to the Agents to sell Units pursuant to Section 2(b) has been delivered by the Partnership or is pending. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following any Registration Statement Amendment Date, Partnership Earnings Report Date and Partnership Periodic Report Date when the Partnership relied on such waiver and did not provide the Agents an opinion pursuant to clause (B) of the first sentence of this Section 3(p), then before the Partnership instructs any Agent to sell Units pursuant to Section 2(b), the Partnership shall provide the Agents such opinion. As used in this Section 3(p), to the extent there shall be a sale of Units on or following any Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)                                 Delivery of Future Accountants’ Letters.  Upon commencement of the offering of Units under this Agreement, (A) each time Units are delivered to an Agent as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, the Partnership will cause its independent accountants to furnish to the Agents a letter, dated such

Settlement Date, such Registration Statement Amendment Date, such Partnership Earnings Report Date, such Partnership Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents or, in the case of clause (A) above, such Agent, as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter.  As used in this paragraph, to the extent there shall be a sale of Units on or following any Registration Statement Amendment Date, Partnership Earnings Report Date, Partnership Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r)                                    Trading in the Common Units.  The Partnership consents to each Agent’s trading in the Partnership’s Common Units for its own account and for the account of its respective clients at the same time as sales of Units occur pursuant to this Agreement.

(s)                                   Non-Consummation Offer.  If, to the knowledge of the Partnership, any filing required by Rule 424 in connection with an offering of Units shall not have been made or the representations and warranties of the Partnership contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units through an Agent the right to refuse to purchase and pay for such Units.

(t)                                    Due Diligence Review.  The Partnership will cooperate with any due diligence review reasonably requested by any Agent or counsel for the Agents, fully and in a timely manner, in connection with offers and sales of Units from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Partnership’s principal offices.

(u)                                 Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Units purchased by any Agent as principal remain unsold, the Partnership will, prior to the Renewal Deadline, (i) promptly notify such Agent and (ii) promptly file, if it is eligible to do so, a new shelf registration statement relating to the Units, in a form and substance satisfactory to such Agent.  If, at the time the Partnership intends to file such a new registration statement, it is not eligible to do so, the Partnership will, prior to the Renewal Deadline, (i) promptly notify such Agent, (ii) promptly file a new registration statement on the proper form relating to the Units, in a form and substance satisfactory to such Agent, (iii) use its reasonable best efforts to cause such new registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify such Agent of such effectiveness.  The Partnership will take all other action necessary or appropriate to permit the offering and sale of the Units to continue as contemplated in the expired Registration Statement.  References herein to the “Registration Statement” shall include such new registration statement or such new shelf registration statement, as the case may be.

(v)                                 Ceasing Eligibility For Use of Registration Statement Form.  If, at any time, during the term of this Agreement or otherwise when Units purchased by any Agent as principal remain unsold, the Partnership receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the Registration Statement, the Partnership will (i) promptly notify such Agent, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to such Units, in form and substance satisfactory to such Agent, (iii) use its reasonable best efforts to cause such new registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify such Agent of such effectiveness.  The Partnership will take all other action necessary or appropriate to permit the offering and sale of the Units to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Partnership has otherwise become ineligible.  References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

Section 4.  Payment of Expenses.

(a)                                 Expenses.  The Partnership Parties will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto,

(ii) the preparation, printing and delivery to the Agents of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Units, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Agents, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Units, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Units, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, the review by FINRA of the terms of sales of Units, (ix) the fees and expenses incurred in connection with the listing of the Units on the NYSE and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Units caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) hereof.

(b)                                 If an aggregate offering price of Units of at least $5,000,000 have not been offered and sold under this Agreement prior to the first anniversary of this Agreement (or such earlier date on which the Partnership terminates this ATM Equity OfferingSM Sales Agreement), the Partnership shall reimburse the Agents for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents incurred in connection with this Agreement, in an aggregate amount not to exceed $150,000.

Section 5.  Conditions of the Agents’ Obligations.  The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Partnership Parties contained herein or in certificates of any officer of the General Partner delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Partnership Parties of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement and Filing of Prospectus.  The Partnership shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement shall have been declared effective by the Commission.  The Partnership shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Partnership Parties’ knowledge, contemplated.  The Partnership shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents.  The Partnership shall have paid the required Commission filing fees relating to the Units as specified in Section 3(a) hereof.

(b)                                 Opinion of Counsel for the Agents.  On the Commencement Date, the Agents shall have received the favorable written opinion or opinions of Latham & Watkins LLP, counsel for the Agent, dated such date, with respect to such matters as the Agents may reasonably request.  In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Delaware LP Act, the Delaware LLC Act and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Partnership Parties and certificates of public officials.

(c)                                  Opinion of Counsel to the Partnership.  On the Commencement Date, the Agents shall have received the favorable written opinion or opinions of each of (i) Holland & Hart LLP, (ii) Richards, Layton & Finger

P.A. and (iii) William B. Mathews, general counsel to the General Partner counsel to the Partnership, dated such date, to the effect set forth in Exhibits A-1, A-2 and A-3 hereto and to such further effect as the Agents may reasonably request.

(d)                                 Accountants’ Letter.  On the Commencement Date, the Agents shall have received a letter from PricewaterhouseCoopers LLP, dated such date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with mentions respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e)                                  Officer’s Certificate on Size of ATM Program.  On the Commencement Date, the Partnership shall have furnished to the Agents a certificate of an executive officer of the General Partner, dated such date, in a form satisfactory to the Agents, stating the minimum gross sales price per unit for sales of Units pursuant to this Agreement and the maximum number of Units that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the board of directors of the General Partner or a duly authorized committee thereof, and specify the number of Units that have been approved for listing subject to official notice of issuance, on the NYSE.

(f)                                   Officers’ Certificate of the General Partner.  On the date of this ATM Equity OfferingSM Sales Agreement and on the Commencement Date, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, and on the Commencement Date, the Agents shall have received a certificate of the Chief Executive Officer or President of the General Partner and of the Chief Financial Officer or Chief Accounting Officer of the General Partner, dated the Commencement Date, to the effect that (A) there has been no such Material Adverse Change, (B) the representations and warranties of the Partnership Parties in this Agreement are true and correct with the same force and effect as though expressly made on and as of such dates, (C) each of the Partnership Parties has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Commencement Date and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g)                                  Listing.  The Units shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(h)                                 Additional Documents.  On the date of this ATM Equity OfferingSM Sales Agreement and Commencement Date, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Agents, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Partnership in connection with the issuance and sale of the Units as contemplated herein shall be reasonably satisfactory in form and substance to the Agents and counsel for the Agents.

(i)                                     Termination of this ATM Equity OfferingSM Sales Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, then either Agent shall have the right to terminate the provisions of this ATM Equity OfferingSM Sales Agreement relating to such Agent, by notice to the Partnership at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 13, 14 and 15 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, in the event of any such termination by an Agent, this ATM Equity OfferingSM Sales Agreement will continue to remain in full force and effect with respect to the other Agent.

Section 6.  Indemnification.

(a)                                 Indemnification of the Agents.  Each of the Partnership Parties, jointly and severally, agrees to indemnify and hold harmless the Agents, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of any offering of Units (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Partnership Parties by any Agent in writing expressly for use therein.

(b)                                 Indemnification of Partnership Parties, Directors and Officers.  The Agents agree to indemnify and hold harmless the Partnership Parties, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Partnership by any Agent in writing expressly for use therein.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Partnership.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Agents, on the other hand, from the applicable offering of Units or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership Parties, on the one hand, and the Agents, on the other hand, in connection with the applicable offering of Units shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Partnership Parties, on the one hand, bear to the total commissions or underwriting discounts received by the Agents, on the other hand.

The relative fault of the Partnership Parties, on the one hand, and the Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership Parties and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent in connection with Units placed or underwritten by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and such Agent’s respective Affiliates, selling agents, officers and directors shall have the same rights to contribution as the Agents, and each director of the Partnership Parties, each officer of the Partnership Parties who signed the Registration Statement, and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership Parties.

Section 8.  Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership Parties submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Agent or its Affiliates, selling agents, officers or directors or any person controlling such Agent, or the Partnership Parties or their officers or directors, or any person controlling the Partnership Parties and (ii) delivery of and payment for the Units.

Section 9.  Termination.

(a)                                 This ATM Equity Offering SM Sales Agreement may be terminated for any reason, at any time, by the Partnership Parties upon the giving of three business days prior written notice to the Agents.  Each Agent may terminate the provisions of this ATM Equity Offering SM Sales Agreement relating to such Agent for any reason, at any time, upon the giving of three business days prior notice to the other parties hereto.  For the avoidance of doubt, in the event of any termination of this Agreement by an Agent, this ATM Equity Offering SM Sales Agreement will still remain in full force and effect with respect to the Partnership Parties and the non-terminating Agent.

(b)                                 Each Agent may terminate a Terms Agreement to which it is a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agent, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to proceed with the completion of the offering of Units contemplated by such Terms Agreement or to enforce contracts for the sale of such Units, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)                                  In the event of any termination under this Section 9, no party will have any liability to the other parties hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Units purchased by it as principal or (b) an offer to purchase any Units has been accepted by the Partnership but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Units are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13, 14 and 15 hereof shall remain in effect.

Section 10.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agents shall be directed to: c/o Merrill Lynch, One Bryant Park, New York, New York 10036, Attention: Alex Kroner, with a copy to ECM Legal and c/o SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road, NE, Atlanta, Georgia 30326. Attention: Equity Syndicate; and notices to the Partnership Parties shall be directed to it at American Midstream Partners, LP, 1400 16th Street, Suite 310, Denver, CO 80202, Attention:  General Counsel, Fax: (720) 457-6040.

Section 11.  No Advisory or Fiduciary Relationship.  Each of the Partnership Parties acknowledges and agrees that (a) each purchase and sale of Units pursuant to this Agreement, including the determination of the respective initial public offering prices of Units, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the applicable Agent, on the other hand, (b) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Partnership Entities or other affiliates with respect to any offering of Units or the process leading thereto (irrespective of whether the applicable Agent has advised or is currently advising the Partnership Entities or other affiliates on other matters) or any other obligation to the Partnership Entities except the obligations expressly set forth in this Agreement, (c) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership Parties, and (d) none of the Agents have provided any legal, accounting, financial, regulatory or tax advice to the Partnership Parties or any other person or entity with respect to any offering of Units and the Partnership Parties have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Agents and the Partnership Parties and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective Affiliates and selling agents, the Partnership Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective Affiliates and selling agents, the Partnership Parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Units shall be deemed to be a successor by reason merely of such purchase.

Section 13.  Trial by Jury.  Each of the Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders, members and affiliates, as applicable) and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14.  GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS THAT WOULD APPLY THE LAWS OF ANY OTHER STATE.

Section 15.  Consent to Jurisdiction; Waiver of Immunity.  Each of the Partnership Parties and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to a party’s address set forth in Section 11 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court.  Each of the Partnership Parties and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 16.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 18.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership Parties a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Partnership Parties in accordance with its terms.

Very truly yours,

AMERICAN MIDSTREAM PARTNERS, LP

By:	American Midstream GP, LLC,
its general partner

	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and
Chief Financial Officer

AMERICAN MIDSTREAM GP, LLC

By:	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and
Chief Financial Officer

AMERICAN MIDSTREAM, LLC

By:	American Midstream Partners, LP,
its sole member

	By:	American Midstream GP, LLC,
its general partner

	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and
Chief Financial Officer

[Signature Page to ATM Equity Offering Sales Agreement]

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Alex Kroner
Name:	Alex Kroner
Title:	Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Jonathan C. Biele
Name:	Jonathan C. Biele
Title:	Managing Director

[Signature Page to ATM Equity Offering Sales Agreement]

Schedule I-A

Schedule of Delaware LLC Subsidiaries of the Operating Company (the “Delaware LLC Subsidiaries”)

•                                          American Midstream (Bamagas Intrastate), LLC, a Delaware limited liability company

•                                          American Midstream (Mississippi), LLC, a Delaware limited liability company

•                                          American Midstream (SIGCO Intrastate), LLC, a Delaware limited liability company

•                                          American Midstream (Louisiana Intrastate), LLC, a Delaware limited liability company

•                                          American Midstream Onshore Pipelines, LLC, a Delaware limited liability company

•                                          American Midstream (Midla), LLC, a Delaware limited liability company

•                                          American Midstream Marketing, LLC, a Delaware limited liability company

•                                          Mid Louisiana Gas Transmission, LLC, a Delaware limited liability company

•                                          American Midstream Chatom, LLC, a Delaware limited liability company

•                                          American Midstream Chatom Unit 1, LLC, a Delaware limited liability company

•                                          American Midstream Chatom Unit 2, LLC, a Delaware limited liability company

•                                          American Midstream Delta House, LLC, a Delaware limited liability company

•                                          American Midstream Madison, LLC, a Delaware limited liability company

•                                          High Point Gas Gathering Holdings, LLC, a Delaware limited liability company

•                                          High Point Gas Transmission Holdings, LLC, a Delaware limited liability company

•                                          High Point Gas Transmission, LLC, a Delaware limited liability company

•                                          American Midstream (Burns Point), LLC, a Delaware limited liability company

•                                          American Midstream Blackwater, LLC, a Delaware limited liability company

•                                          Centana Gathering, LLC, a Delaware limited liability company

•                                          Centana Oil Gathering, LLC, a Delaware limited liability company

•                                          American Midstream Republic, LLC, a Delaware limited liability company

•                                          American Midstream Costar, LLC, a Delaware limited liability company

•                                          American Midstream Bakken, LLC, a Delaware limited liability company

•                                          American Midstream Permian, LLC, a Delaware limited liability company

•                                          American Midstream Mesquite, LLC, a Delaware limited liability company

•                                          American Midstream EnerTrade, LLC, a Delaware limited liability company

•                                          American Midstream Transtar Gas Processing, LLC, a Delaware limited liability company

•                                          American Midstream East Texas Rail, LLC, a Delaware limited liability company

•                                          American Midstream Gas Solutions GP, LLC, a Delaware limited liability company

•                                          American Midstream Gas Solutions LP, LLC, a Delaware limited liability company

•                                          American Midstream (Lavaca), LLC, a Delaware limited liability company

•                                          Pinto Offshore Holdings, LLC, a Delaware limited liability company

•                                          Delta House FPS LLC, a Delaware limited liability company

•                                          Delta House Oil & Gas Lateral LLC, a Delaware limited liability company

Schedule I-B

Schedule of Alabama LLC Subsidiaries of the Operating Company

•                                          American Midstream (AlaTenn), LLC, an Alabama limited liability company

•                                          American Midstream (Alabama Gathering), LLC, an Alabama limited liability company

•                                          American Midstream (Alabama Intrastate), LLC, an Alabama limited liability company

•                                          American Midstream (Tennessee River), LLC, an Alabama limited liability company

Schedule I-C

Schedule of Texas LLC Subsidiaries of the Operating Company

•                                          High Point Gas Gathering, L.L.C., a Texas limited liability company

Schedule I-D

Schedule of Texas LP Subsidiaries of the Operating Company

•                                          American Midstream Offshore (Seacrest), LP, a Texas limited partnership

Schedule I-E

Schedule of Delaware Corporate Subsidiary (the “Delaware Corporate Subsidiary”) of the Partnership

•                                          American Midstream Finance Corporation

Schedule I-F

Schedule of Subsidiaries of American Midstream Blackwater

•                                          Blackwater Investments, Inc., a Delaware corporation

•                                          Blackwater Midstream Corp., a Nevada corporation

•                                          Blackwater New Orleans, L.L.C., a Louisiana limited liability company

•                                          Blackwater Georgia, L.L.C., a Georgia limited liability company

•                                          Blackwater Maryland, L.L.C., a Maryland limited liability company

•                                          Blackwater Harvey, LLC, a Delaware limited liability company

Schedule I-G

Schedule of Delaware LP Subsidiary (the “Delaware LP Subsidiary”) of the Operating Company

•                                          American Midstream Gas Solutions, LP, a Delaware limited partnership

Schedule II

Significant Subsidiaries

American Midstream Permian, LLC

American Midstream Bakken, LLC

American Midstream Gas Solutions, LP

American Midstream Gas Solutions GP, LLC

American Midstream Gas Solutions LP, LLC

American Midstream (Costar), LLC

American Midstream Lavaca, LLC

American Midstream (Burns Point), LLC

American Midstream Chatom, LLC

American Midstream Chatom Unit 1, LLC

American Midstream Chatom Unit 2, LLC

High Point Gas Transmission, LLC

High Point Gas Transmission Holdings, LLC

American Midstream (Mississippi), LLC

American Midstream, LLC

Schedule III

Partially Owned Subsidiaries

Main Pass Oil Gathering Company, a Delaware general partnership, in which Centana Oil Gathering, LLC, a wholly owned subsidiary of the Partnership, owns a 66.66% partnership interest

American Midstream Enertrade, LLC, a Delaware limited liability company, in which American Midstream Mesquite, LLC, a wholly owned subsidiary of the Partnership, owns a 92% membership interest

American Midstream Transtar Gas Processing, LLC, a Delaware limited liability company, in which American Midstream Costar, LLC, a wholly owned subsidiary of the Partnership, owns a 75% membership interest

Pinto Offshore Holdings, LLC, a Delaware limited liability company, in which American Midstream Delta House, LLC, a wholly owned subsidiary of the Partnership, owns a 26.33% membership interest

Delta House FPS LLC, a Delaware limited liability company, in which Pinto Offshore Holdings, LLC, a partially owned subsidiary of the Partnership, owns a 49% membership interest

Delta House Oil & Gas Lateral LLC, a Delaware limited liability company, in which Pinto Offshore Holdings, LLC, a partially owned subsidiary of the Partnership, owns a 49% membership interest

Schedule IV

Individuals Authorized to Give Selling Instructions

Daniel C. Campbell

Kyle Quackenbush

William B. Mathews

Ryan M. Newburn

Exhibit A-1

Form of Holland & Hart LLP Opinion

Holland & Hart LLP, counsel for the Partnership, shall have furnished to the Agents its opinion, dated the Representation Date and addressed to the Agents, to the effect that:

1.                                      Formation and Qualification of the Partnership Parties.  Each of the Partnership Parties, the Delaware Corporate Subsidiary, Blackwater Investments, Inc., the Delaware LLC Subsidiaries, Blackwater Harvey, LLC and the Delaware LP Subsidiary is validly existing as a limited partnership, corporation or limited liability company, as the case may be, in good standing under the Delaware LP Act, DGCL or Delaware LLC Act, as applicable, with full limited partnership, corporate or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct the businesses in which it is engaged, and in the case of the General Partner, to act as the general partner of the Partnership in all material respects, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly registered or qualified to do business and is in good standing as a foreign limited partnership, corporation or limited liability company, as applicable, in each jurisdiction set forth opposite its name on Annex A to such counsel’s opinion;

2.                                      Formation and Qualification of Blackwater Midstream Corp.  Blackwater Midstream Corp. is validly existing as a corporation in good standing under the Nevada Revised Statutes with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct the businesses in which it is engaged, in each case as described in the Disclosure Package and the Prospectus, and is duly registered or qualified to do business and is in good standing as a foreign corporation in each jurisdiction set forth opposite its name on Annex A to such counsel’s opinion;

3.                                      Ownership of the General Partner.  HPIP is the record holder of 95% of the membership interests in the General Partner and AIM Midstream Holdings is the record holder of 5% of the membership interests in the General Partner, which together constitute all of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement.  Under the General Partner Agreement and the Delaware LLC Act, neither of HPIP or AIM Midstream Holdings is required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to the General Partner solely by reason of its ownership of such membership interest or its status as a member of the General Partner, and has no personal liability for the debts, obligations, and liabilities of the General Partner, whether arising in contract, tort or otherwise, solely by reason of being a member of the General Partner, except in each case as provided in the General Partner Agreement and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act.  HPIP is the record holder of its membership interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware (the “UCC”) naming HPIP as debtor is on file in the office of the Secretary of State of the State of Delaware (the “Filing Office”) as of the date set forth in the Search [to be defined in the opinion] (A) other than those created or arising under the General Partner Agreement or applicable securities laws, (B) as described or contained in the Registration Statement, the General Disclosure Package or the Prospectus or (C) arising under the Delaware LLC Act;

4.                                      Ownership of the General Partnership Interest in the Partnership.  The General Partner is the sole general partner of the Partnership, and the record holder of an approximate 1.305% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner is the record holder of such general partner interest free and clear of all Liens in respect of which a financing statement under the UCC naming the General Partner as debtor is on file in the Filing Office as of the date set forth in the Search except for (A)  those Liens securing obligations under the Credit Agreement, (B) those Liens created or arising under the Partnership Agreement, (C) those described or contained in the Registration Statement, the General Disclosure Package or the Prospectus or (D) those created by or arising under the Delaware LP Act;

5.                                      Ownership of Series A Preferred Convertible Units.  HPIP is the record holder of 6,251,851 Series A-1 Units and Magnolia is the record holder of 2,678,485 Series A-2 Units; the Series A Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and HPIP and Magnolia are the record holders of the Series A-1 Units and Series A-2 Units, respectively, free and clear of all Liens in respect of which a financing statement under the UCC naming HPIP or Magnolia, as applicable, as debtor is on file in the Filing Office as of the date set forth in the Search except for (A) those Liens securing obligations under the Credit Agreement, (B) those Liens created or arising under the Partnership Agreement, (C) those described or contained in the Registration Statement, the General Disclosure Package or the Prospectus or (D) those created by or arising under the Delaware LP Act;

6.                                      Ownership of Series B Units and Incentive Distribution Rights.  The General Partner is the record holder of the Incentive Distribution Rights and 1,325,225 Series B Units; all of such Incentive Distribution Rights and Series B Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner is the record holder of the Incentive Distribution Rights and such Series B Units, in each case free and clear of all Liens in respect of which a financing statement under the UCC naming the General Partner as debtor is on file in the Filing Office as of the date set forth in the Search except for (A) those Liens securing obligations under the Credit Agreement, (B) those created or arising under the Partnership Agreement or applicable securities laws, (C) those described or contained in the Registration Statement, the General Disclosure Package or the Prospectus or (D) those created by or arising under the Delaware LP Act;

7.                                      Valid Issuance of the Units.  The Units to be issued and sold to the Agents by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership in accordance with the Partnership Agreement and, when issued and delivered to the Agents against payment therefor in accordance with this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act);

8.                                      Authorization, Execution and Delivery of the Agreement.  The execution and delivery by each Partnership Party of the Agreement has been duly authorized by all requisite limited partnership or limited liability company action, as the case may be, of such Partnership Party.  The Agreement has been validly executed and delivered by each of the Partnership Parties;

9.                                      Ownership of the Operating Company.  The Partnership is the record holder of 100% of the membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company Operating Agreement.  Under the Operating Company Operating Agreement and the Delaware LLC Act, the Partnership is not required to make any further payments for its purchase of such membership interests, will not be required to make any contributions to the Operating Company solely by reason of its ownership of such membership interests or its status as a member of the Operating Company, and has no personal liability for the debts, obligations, and liabilities of the Operating Company, whether arising in contract, tort or otherwise, solely by reason of being a member of the Operating Company, except in each case as provided in the Operating Company Operating Agreement and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act.  The Partnership is the record holder of such membership interests free and clear of all Liens in respect of which a financing statement under the UCC naming the Partnership as debtor is on file in the Filing Office as of the date set forth in the Search except for (A) those Liens securing obligations under the Credit Agreement, (B) those created or arising under the Operating Company Operating Agreement, (C) those described or contained in the Registration Statement, the General Disclosure Package or the Prospectus or (D)  those created by or arising under the Delaware LLC Act;

10.                               Ownership of the Delaware Corporate Subsidiary.  The Partnership is the record holder of 100% of the outstanding capital stock of the Delaware Corporate Subsidiary; such issued and outstanding capital stock has been duly authorized and validly issued in accordance with the Certificate of Incorporation and Bylaws of the Delaware Corporate Subsidiary, each dated September 6, 2012 and is fully paid and non-assessable and none of the outstanding shares of capital stock of the Delaware Corporate Subsidiary were issued in violation of any preemptive rights or similar rights; and the Partnership is the record holder of such capital stock interest free and clear of all

Liens in respect of which a financing statement under the UCC naming the Partnership as debtor is on file in the Filing Office as of the date set forth in the Search, except for (A) those Liens securing obligations under the Credit Agreement, (B) those created or arising under the Corporate Governing Documents, (C) those described or contained in the Registration Statement, the General Disclosure Package or the Prospectus or (D) those created by or arising under the DGCL;

11.                               Operating Company.  The Operating Company is the owner of, directly or indirectly, 100% of the membership interests in each of the Delaware LLC Subsidiaries (other than the Operating Subsidiaries set forth on Schedule III of this Agreement, for which the Partnership is the owner, directly or indirectly, of the ownership interests set forth on Schedule III); such equity interests have been duly authorized and validly issued in accordance with the Organizational Documents of each of the Delaware LLC Subsidiaries and are fully paid (to the extent required under such Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Operating Company is the owner of, directly or indirectly, such equity interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware except for (A) those Liens securing obligations under the Credit Agreement, (B) those created or arising under the Governing Documents of each of the Delaware LLC Subsidiaries, (C) those described or contained in the Registration Statement, the General Disclosure Package or the Prospectus or (D) those created by or arising under the Delaware LLC Act;

12.                               American Midstream Blackwater.  American Midstream Blackwater is the owner of, directly or indirectly, 100% of the capital stock or membership interests, as applicable, in each of Blackwater Investments, Inc., Blackwater Midstream Corp., and Blackwater Harvey, LLC (collectively, the “Covered Blackwater Subsidiaries”); such equity interests have been duly authorized and validly issued in accordance with the Organizational Documents of each of the Covered Blackwater Subsidiaries and are fully paid (to the extent required under such Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, or any corollary provision of any other applicable state of organization’s statutes); and American Midstream Blackwater is the owner of, directly or indirectly, such equity interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming American Midstream Blackwater as debtor is on file in the office of the Secretary of State of the State of Delaware except for (A) those Liens securing obligations under the Credit Agreement, (B) those created or arising under the Organizational Documents of each of the Covered Blackwater Subsidiaries, (C) those described or contained in the Registration Statement, the General Disclosure Package or the Prospectus or (D) those created by or arising under the Delaware LLC Act;

13.                               Delaware LP Subsidiary.  The Operating Company is the owner of, directly or indirectly, 100% of the general partner interests or limited partner interests, as applicable, in the Delaware LP Subsidiary; such equity interests have been duly authorized and validly issued in accordance with the Organizational Documents of the Delaware LP Subsidiary and are fully paid (to the extent required under such Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Operating Company is the owner of, directly or indirectly, such equity interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware except for (A) those Liens securing obligations under the Credit Agreement, (B) restrictions on transfer under the Delaware LP Subsidiary’s Organizational Documents, (C) those described or contained in the Registration Statement, the Registration Statement, the General Disclosure Package or the Prospectus or (D) those created by or arising under the Delaware LP Act;

14.                               Authority and Authorization.  The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement.  Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority, as the case may be, to execute and deliver this Agreement and to perform its respective obligations hereunder.  All limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership and the General Partner or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units by the Partnership and the consummation by the Partnership of the transactions contemplated by this Agreement has been validly taken;

15.                               Authorization of the Partnership Agreement.  The execution and delivery by the General Partner of the Partnership Agreement has been duly authorized by all requisite limited liability company action on the part of the General Partner;

16.                               Registration Statement Effectiveness.  The Registration Statement became effective under the 1933 Act on January 26, 2015; the filing of the Prospectus has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); the filing of each Issuer Free Writing Prospectus, if any, has been made in the manner and within the time period required by Rule 433;  and, to our knowledge(1), no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission;

17.                               Descriptions.  The Common Units, the Incentive Distribution Rights, the Series A Units and the Series B Units conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy,” “The Partnership Agreement” and “Description of the Common Units”;

18.                               Summaries.  The statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy,” and “Material U.S. Federal Income Tax Consequences” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein;

19.                               Tax Opinion.  The opinion of Holland & Hart, LLP dated October 13, 2015 that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Agents may rely upon such opinion as if it were addressed to them;

20.                               No Consents.  Except for registration of the Units under the 1933 Act, no material permit, consent, approval, authorization or order of, or registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, or Applicable Laws is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus, (iii) the execution and delivery of this Agreement by each of the Partnership Parties and (iv) the consummation of the transactions contemplated under this Agreement, except for (A) such as have been obtained or made (as to which we express no opinion), (B) such as may be required under the 1933 Act, the 1934 Act and state securities or “Blue Sky” laws of any jurisdiction or the bylaws and rules of FINRA in connection with the purchase and distribution by the Agents of the Units in the manner contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (as to which we express no opinion), (C) as have been disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or (D) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect if not obtained or made;

21.                               No Conflicts.  None of (i) the offering, issuance and sale by the Partnership of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) the execution and delivery by each Partnership Party of, or the performance by such Partnership Party of its obligations under, this Agreement, or (iii) the consummation by the Partnership Parties of the transactions contemplated by this Agreement (A) constitutes or will constitute a violation of the Partnership Parties’ Organizational Documents, (B) constitutes a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument filed as an exhibit to the Registration Statement, (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, or Applicable Laws or (D) results or will result in the creation or imposition of any Lien (other than Liens created pursuant to the

(1)  For purposes of the Holland & Hart opinion, the words “our knowledge,” or “known to us,” signify that, in the course of our representation of the Company, no facts have come to the attention of the attorneys in this firm who are currently employed by the firm or partners of the firm and who, according to our internal billing records, have been involved in representing the Company since [last 12 months].

Credit Agreement) upon any property or assets of the Partnership Parties or the Delaware LLC Subsidiaries pursuant to any of the documents, agreements, instruments and laws described in clauses (A) through (C) of this paragraph, which breaches, violations or defaults, in the cases of clauses (B), (C) and (D), would reasonably expected to have a Material Adverse Effect or would reasonably be expected to materially impair the ability of any of the Partnership Parties’ ability to perform its obligations under this Agreement or the Partnership Parties’ Organizational Documents; provided, however, that no opinion is expressed pursuant to this paragraph with respect to securities and anti-fraud statutes, rules or regulations; and

22.                               Investment Company Act.  None of the Partnership Parties is now and, after giving effect to the offering and sale of the Units to be sold by the Partnership under the Agreement and the application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds,” will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

23.                               Each of the Registration Statement and the Prospectus, as of its date and the Representation Date, appeared on its face to be appropriately responsive, in all material respects, to the requirements of the Act and the Rules and Regulations; provided, however that such counsel shall not be required to express an opinion, statement or belief with respect to (A)  the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or (B) any other financial or accounting data included in, or excluded from, the Registration Statement, the Prospectus or the General Disclosure Package.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of the State of Delaware upon the opinion of Richards, Layton & Finger, P.A., special counsel to the Partnership (which opinion shall be dated and furnished to the Agent, shall be satisfactory in form and substance to the Agents and shall expressly state that the Agents may rely on such opinion as if it were addressed to them), and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials.  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

In addition, such counsel shall state (and may state in a separate letter) they have participated in conferences with officers and other representatives of the Partnership Parties, the representatives of the independent registered public accounting firm for the General Partner and the Partnership, representatives of the Agents and representatives of the Agents’ counsel, at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed, and, although such counsel has not independently verified, are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus (except as and to the extent set forth in opinions 17 and 18 above), on the basis of the foregoing (relying to a limited extent with respect to factual matters upon statements by officers and other representatives of the Partnership Parties and their subsidiaries):

Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B (except for financial statements and supporting schedules and other financial data included or incorporated or deemed to be incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective originally or as of the new effective date under Rule 430B, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated or deemed to be incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Settlement Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In addition, nothing has come to our attention that would lead us to believe that the General

Disclosure Package (except for financial statements and schedules and other financial data included or incorporated or deemed to be incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

Exhibit A-2

Form of Richards, Layton & Finger, P.A. Opinion

Richards, Layton & Finger, P.A., special counsel to the Partnership, shall have furnished to the Agents its opinion, dated the Representation Date and addressed to the Agents, to the effect that, subject to the assumptions, qualifications, and limitations contained therein, the limited partnership agreement or limited liability company agreement, as the case may be, of the Partnership Parties, each Delaware LLC Subsidiary, the Delaware LP Subsidiary and Blackwater Harvey, LLC constitutes a valid and binding agreement of parties thereto, and is enforceable against the parties thereto, in accordance with its terms.

Exhibit A-3

Form of General Counsel Opinion

William B. Mathews, Vice President of Legal Affairs and General Counsel of the General Partner, shall have furnished to the Agents his opinion, dated the Representation Date and addressed to the Agents, to the effect that:

1.              There is no pending or, to such counsel’s knowledge, after due inquiry, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or their property of a character required to be disclosed in the Registration Statement under the 1933 Act or the 1934 Act that is not adequately disclosed in the General Disclosure Package and the Prospectus.

2.              Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as set forth in the Partnership Agreement, the General Partner Agreement, the unitholder agreements with the LTIP participants or the Bamagas Agreements, there are no (A) preemptive rights or other rights to subscribe for or to purchase, or restrictions upon the voting or transfer of, any equity interests in the General Partner or the Partnership or (B) outstanding options or warrants to purchase any securities of the General Partner or the Partnership.  Except for such rights that have been waived or complied with, to such counsel’s knowledge, none of the filing of the Registration Statement, the consummation of the transactions contemplated by this Agreement, or the offering or sale of the Units contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

3.              All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Partnership Entities are a party are accurate in all material respects; and, to such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to under the 1933 Act or the 1934 Act in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement or any report filed with the Commission under the 1934 Act other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

4.              As of the date hereof, the issued and outstanding partnership interests of the Partnership consist of 30,420,494 Common Units, 6,251,851  Series A-1 Units, 2,678,485  Series A-2 Units, 1,325,225 Series B Units, the GP Interest, the Incentive Distribution Rights and any Common Units, phantom units or other interests issued pursuant to the Partnership’s LTIP.  All such outstanding Common Units, Series A-1 Units, Series A-2 Units, Series B Units, the GP Interest, the Incentive Distribution Rights and the partnership interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

Annex I

American Midstream Partners, LP

Up to $100,000,000
Common Units Representing Limited Partner Interests

TERMS AGREEMENT

[  ]

Ladies and Gentlemen:

American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity OfferingSM Sales Agreement, dated October 13, 2015 (the “Sales Agreement”), among the Partnership, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sun Trust Robinson Humphrey, Inc. (the “Agents”) to issue and sell to [  ], as principal for resale (the “Underwriter”), and the Underwriter agrees to purchase from the Partnership the common units representing limited partner interests in the Partnership (the “Common Units”) specified in Schedule A hereto (the “Initial Securities”), and to grant to the Underwriter the option to purchase the additional Common Units specified in Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”), on the terms specified in Schedule A hereto.  Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

The Partnership grants an option to the Underwriter to purchase up to an additional [•] Option Securities at the price per unit set forth in Schedule A hereto, less an amount per unit equal to any dividends or distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Partnership setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below).

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of the Underwriter at [     ], or at such other place as shall be agreed upon by the Underwriter and the Partnership, at 9:00 A.M. (New York City time) on the third (or fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Partnership (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Partnership, on each Date of Delivery as specified in the notice from the Underwriter to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Underwriter for its respective account for the Securities to be purchased by the Underwriter.

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Partnership, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Applicable Time and any Date of Delivery.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Partnership in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

[Signature Pages Follows]

I-2

Very truly yours,

AMERICAN MIDSTREAM PARTNERS, LP

By:	American Midstream GP, LLC,
its general partner

By:
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and
Chief Financial Officer

AMERICAN MIDSTREAM GP, LLC

By:
Name:	Daniel C. Campbell
Title:	Senior Vice President and
Chief Financial Officer

AMERICAN MIDSTREAM, LLC

By:	American Midstream Partners, LP,
its sole member

	By:	American Midstream GP, LLC,
its general partner

By:
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and
Chief Financial Officer

[Signature Pages to Terms Agreement]

Accepted as of the date hereof:

[UNDERWRITER]

By:
Name:
Title:

[Signature Pages to Terms Agreement]

SCHEDULE A TO TERMS AGREEMENT

1.              Number of Initial Securities Offered:  [•]

2.              Number of Option Securities Offered:  [•]